Exhibit 99.1

Corporate Governance Guidelines

Dated May 17, 2011

A. Composition of the Board of Trustees and Committees of the Board.

1. Number and Independence. The Board of Trustees of Washington Real Estate Investment Trust (“WRIT”) consists of nine trustees. The Board expects that at least two-thirds of the trustees will be independent under the rules of the New York Stock Exchange (“NYSE”). Currently, eight of the Board’s nine trustees are independent under the rules of the NYSE. WRIT’s website contains the names of the trustees and applicable biographical information.

2. Chairman of the Board and Lead Independent Trustee. The Board annually elects one of its trustees as Chairman of the Board. The current Chairman of the Board is independent under the rules of the NYSE.

In the future, the Chairman of the Board may or may not be an individual who is independent under the rules of the NYSE (and may or may not be the same individual as the Chief Executive Officer). At any time that the Chairman of the Board is not an individual who is independent under the rules of the NYSE, the Board will appoint a Lead Independent Trustee elected by the independent trustees. The Lead Independent Trustee has authority to:

•	preside at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent trustees;

•	serve as a liaison between the Chairman of the Board and the independent trustees;

•	approve information sent to the Board;

•	approve meeting agendas for the Board;

•	approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	call meetings of the independent trustees; and

•	if requested by major shareholders, consult and directly communicate with such shareholders.

3. Committees of the Board.

a. Overview: The Board has a general policy that all major decisions should be considered by the Board as a whole, except as required by law or a rule of the NYSE or for specific delegations in its committee charters. The Board maintains the three standing committees that are basic to the operation of a publicly-owned company listed on the

NYSE – the Audit Committee, the Compensation Committee and the Corporate Governance/Nominating Committee. Each of these committees consists entirely of trustees who are independent under the rules of the NYSE. As well, each of these committees has a written charter that has been approved by the Board as a whole. These written charters are posted on WRIT’s website. The Board also maintains a Finance Committee which has designated responsibilities and authorities with respect to WRIT financial matters and transactions. The Finance Committee may or may not consist entirely of trustees who are independent under the rules of the NYSE. The Corporate Governance/Nominating Committee reviews proposed changes to committee charters prior to such changes being submitted to the Board for approval.

b. Assignments and Chairmanships: The Board determines committee assignments and chairmanships as a whole based on the recommendation of the Corporate Governance/Nominating Committee.

B. Role of the Board of Trustees.

1. Basic Responsibility of Trustees. The basic responsibility of each trustee serving on the Board is to exercise his or her business judgment on behalf of WRIT to act in what he or she reasonably believes to be in the best interests of WRIT.

2. Specific Functions of Board. As a corporate body, the Board has responsibility for broad corporate policy and oversight of management to enhance long-term shareholder value. In carrying out this responsibility, the Board and its committees have specific functions, including –

•	providing input and perspectives in evaluating alternative strategic choices;

•	reviewing and, where appropriate, approving significant financial and business strategies and major corporate actions;

•	ensuring processes are in place to maintain the integrity of WRIT, including integrity with respect to its financial statements;

•	ensuring processes are in place to monitor compliance with laws and appropriate business ethics, and relationships with customers, suppliers and other stakeholders;

•	assessing major risks facing WRIT and reviewing options for their mitigation;

•	selecting, evaluating and compensating the Chief Executive Officer and planning for Chief Executive Officer succession; and

•	monitoring selection, compensation and succession planning for other key positions.

C. Qualifications and Nomination of Board Members.

1. Corporate Governance/Nominating Committee Role. The Corporate Governance/Nominating Committee has responsibility for considering candidates for Board membership and making recommendations to the Board with respect to nominations for election by shareholders at an annual meeting or election by the Board to fill a vacancy between annual meetings.

2. Board Membership Principles. In carrying out this responsibility, the Corporate Governance/Nominating Committee applies the following principles:

a. Trustee Attributes, Skill Sets and Other Criteria: Each trustee candidate should possess the following attributes:

•	Integrity

•	Business judgment

•	Credibility

•	Collegiality

•	Professional achievement

•	Constructiveness, and

•	Public awareness

As a group, the independent trustees should possess the following skill sets and characteristics:

•	Financial acumen equivalent to the level of a public company Chief Financial Officer or senior executive of a capital market, investment or financial services firm;

•	Operational or strategic acumen germane to the real estate industry, or another industry with similar characteristics (construction, manufacturing, etc.);

•	Public and/or government affairs acumen;

•	Corporate governance acumen, gained through service as a senior officer or director of a publicly-owned corporation or through comparable academic or other experience; and

•	Diversity, in terms of both the gender and ethnicity of the individuals involved and their various experiences and areas of expertise.

The Board is committed to a diversified membership.

b. Retirement Age: No person will be nominated for election as a trustee or appointed or elected to fill a vacancy on the Board after such person’s 72nd birthday unless the Board has made a determination that it is in the best interests of WRIT for such person to be nominated for election as a trustee or appointed or elected to fill such vacancy.

c. Term Limits: The Board believes that it can effectively achieve consistent quality in the trustees of WRIT without term limits. The Board also believes that there are substantial benefits resulting from the sustained, long-term focus of a trustee on WRIT’s business, strategy and industry. The Board regularly reviews the strengths and weaknesses of the Board as a whole, and each trustee individually, through the Corporate Governance/Nominating Committee’s process of recommending new trustees for appointment to the Board and incumbent trustees for re-election.

d. Majority Voting: If an incumbent trustee fails to receive the required vote for re-election in accordance with the Bylaws, he or she shall offer to resign from the Board and the Corporate Governance/Nominating Committee will consider such offer to resign, will act on an expedited basis to determine whether to accept such trustee’s resignation and will submit such recommendation for prompt consideration by the Board. The trustee whose resignation is under consideration shall not participate in any deliberation or vote of the Corporate Governance/Nominating Committee or Board regarding that resignation. Notwithstanding the foregoing, in the event that no nominee for trustee receives the vote required in the Bylaws, the Corporate Governance/Nominating Committee shall make a final determination as to whether to recommend to the Board whether to accept any or all resignations, including those resignations from members of the Corporate Governance/Nominating Committee. The Corporate Governance/Nominating Committee and the Board may consider any factors they deem relevant in deciding whether to accept a trustee’s resignation. Within 90 days after the date of certification of the election results, the Board will promptly disclose its decision and basis for whether to accept the resignation (or the reasons for not accepting the resignation, if applicable) in a press release, filing with the Securities and Exchange Commission or by other public announcement. If such incumbent trustee’s resignation is not accepted by the Board, such trustee will continue to serve until his or her successor is elected and qualifies, or his or her death, resignation, retirement or removal, whichever event shall occur first. If a trustee’s resignation is accepted by the Board, or if a nominee for trustee is not elected and the nominee is not an incumbent trustee, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to the Bylaws.

3. Board Candidate Nomination Process.

a. List of Potential Candidates: The Corporate Governance/Nominating Committee develops and maintains a list of potential candidates for Board membership on an ongoing basis. Corporate Governance/Nominating Committee members and other Board members may recommend potential candidates for inclusion on such list. In addition, the Corporate Governance/Nominating Committee, in its discretion, may seek potential candidates from organizations such as the National Association of Corporate Directors which maintain databases of potential trustee candidates. As well, shareholders may put forward potential candidates for the Corporate Governance/Nominating Committee’s consideration by following the submission requirements published in WRIT’s proxy statement for the previous year’s annual meeting.

b. Candidate Attributes, Skill Sets and Other Criteria: The Corporate Governance/Nominating Committee annually reviews the attributes, skill sets and other qualifications for potential candidates (see “Board Membership Principles” above) and may modify them from time to time based upon the Corporate Governance/Nominating Committee’s assessment of the needs of the Board and the skill sets required to meet those needs.

c. Review of Candidates: When the Corporate Governance/Nominating Committee is required to recommend a candidate for nomination for election to the Board at an annual or special meeting of shareholders, or otherwise expects a vacancy on the Board to occur, it commences a candidate selection process by reviewing all potential candidates against the current attributes, skill sets and other qualifications (see “Board Membership Principles” above) to determine if a candidate is suitable for Board membership. This review may also include an examination of publicly available information and consideration of the NYSE independence requirement, the number of boards on which the candidate serves, the possible applicability of trustee interlocks, other requirements or prohibitions imposed by applicable laws, regulations or WRIT policies and practices, and any actual or potential conflicts of interest.

d. Determination of Interview List: The Corporate Governance/Nominating Committee then determines whether to remove any candidate from consideration as a result of the detailed review. Thereafter, the Corporate Governance/Nominating Committee determines a proposed interview list from among the remaining candidates and recommends such interview list to the Board prior to direct discussion with any candidate.

e. Candidate Interviews and Priority Ranking: Following the Board’s approval of the interview list, the Chairman of the Corporate Governance/Nominating Committee or, at his or her discretion, other trustees contact and interview the potential candidates on such list. After the completion of candidate interviews, the Corporate Governance/Nominating Committee determines a priority ranking of the potential candidates on the interview list and recommends such priority ranking to the Board.

f. Final Selection: Following the Board’s approval of the priority ranking, the Chairman of the Corporate Governance/Nominating Committee or, at his or her discretion, other trustees contact the potential candidates based on their order in the priority ranking. When a potential candidate indicates his or her willingness to accept nomination to the Board, the selection process is substantially complete. Subject to a final review of eligibility under WRIT policies and applicable laws and regulations using information supplied directly by the candidate, the Board then proceeds to nominate the candidate.

D. Other Trustee/Officer Responsibilities and Authority.

1. Trustee Attention to WRIT Matters. The Board expects trustees to devote sufficient time to carry out their Board and committee responsibilities effectively, including review of agendas and materials provided in advance of meetings.

2. Access to Management and Employees. There are no limitations or restrictions on trustee access to WRIT management or employees. The Board ensures that trustees have regular exposure to WRIT officers through presentations at Board and committee meetings, retreats and on-site visits.

3. Independent Advisors. The Board has the authority to retain consultants, advisors and counsel as it sees fit. Specific committees also have the authority to retain consultants, advisors and counsel with respect to their areas of responsibility.

4. Change in Principal Employment. The Board requires each trustee whose principal employment responsibilities change in a significant manner to tender his or her resignation to the Board. The Corporate Governance/Nominating Committee will consider the tendered resignation and make a recommendation to the Board with respect thereto. The Board has final authority to determine whether to accept the tendered resignation.

5. Outside Directorships of Officers. No executive officer of WRIT may accept a position as a director of another company without the approval of the Board.

6. Other Directorships of Trustees. Trustees may not serve on more than three other public company boards in addition to the Board.

E. Board and Committee Meetings.

1. Meeting Overview. The Board and its committees meet at regularly scheduled times during the year and as needed in meetings called for a specific purpose.

2. Schedule and Agenda. The Corporate Secretary maintains an up-to-date master schedule of Board and committee meetings. The master schedule includes regular and special agenda items for each meeting, coordinated in the case of the committees to their duties and responsibilities as set forth in their charter. The Chairman of the Board establishes agendas for Board meetings taking into account any input from trustees (and, if a Lead Independent Trustee has been appointed, with the approval of the Lead Independent Trustee). The committee Chairman establishes agendas for committee meetings taking into account any input from other trustees.

3. Executive Session. At each of their meetings, the Board and each of the standing committees set aside time to meet in executive session without management present. In the case of the Board, the Chairman of the Board convenes and leads the executive sessions (unless a Lead Independent Trustee has been appointed, in which case the Lead Independent Trustee convenes and leads the executive session). Committees which have independent outside advisors also meet separately with them. In particular, the Audit Committee meets separately with the independent public accountants and the internal auditors. As well, the Compensation Committee meets separately with its independent compensation consultant.

F. Management Succession.

1. Succession Planning. The Corporate Governance/Nominating Committee annually makes recommendations to the Board with respect to Chief Executive Officer succession.

2. Management Development. The Corporate Governance/Nominating Committee is also responsible for ensuring that processes are in place for management development and succession.

G. Annual Self-Evaluations.

1. Board Evaluation. The Board annually conducts a self-evaluation using a process approved by the Corporate Governance/Nominating Committee.

2. Committee Evaluations. The Audit, Corporate Governance/Nominating and Compensation Committees each annually conduct a self-evaluation as required by their written charters.

3. Individual Trustee Evaluations. The Corporate Governance/Nominating Committee annually conducts an individual performance evaluation for each trustee.

H. Code of Business Conduct and Ethics.

1. Code. WRIT has a code of business conduct and ethics. This policy is applicable to all trustees, officers and employees of WRIT and is published on WRIT’s website.

2. Prohibition on Loans to Trustees and Executive Officers. WRIT will not, directly or indirectly, including through any subsidiary, extend or maintain credit, or arrange for the extension of credit in the form of a personal loan, to or for any trustee or executive officer (or equivalent thereof) of WRIT.

I. Communications with Trustees.

1. Communications Encouraged. The Board encourages interested parties, including employees and shareholders, to contact it directly regarding matters of concern or interest, including concerns regarding questionable accounting or auditing matters.

2. How to Contact Trustees. Any interested party may contact the Board or any trustee by writing to them either individually or as a group or partial group (such as all non-management trustees), c/o Corporate Secretary, Washington Real Estate Investment Trust, 6110 Executive Blvd, Suite 800, Rockville, Maryland 20852.

If you wish your communication to be treated confidentially, please write the word “CONFIDENTIAL” prominently on the envelope and address it to the trustee by name or by position (e.g., Chairman of the Audit Committee) so that it can be forwarded without being opened.

3. Whistleblower Hotline. Complaints from WRIT employees regarding accounting, internal accounting controls, or auditing matters may also be submitted to the established “whistleblower” hotline (800-284-5638).

J. Trustee Compensation.

1. Determined by Board. The Board determines the compensation of non-employee trustees taking into account the recommendation of the Compensation Committee, which is authorized to retain an independent consultant to advise it as to compensation practices in comparable companies.

2. Basis for Compensation. The Board believes that compensation should be established at a level consistent with comparable market practice taking into account the size and scope of WRIT’s business and the responsibilities of the trustees.

K. Trustee Orientation and Continuing Education.

1. Trustee Orientation. The Board provides each new trustee with an extensive package of materials relating to WRIT and its operations. As well, the Chairman of the Board provides each new trustee with a personal orientation.

2. Continuing Education. The trustees as a group participate in annual retreats at which presentations are made on a wide range of subjects related to WRIT’s strategy and operations, both by internal WRIT personnel and by outside experts. The Board also encourages trustees to attend formal education programs sponsored by outside organizations.

L. Trustee and Executive Ownership Requirements.

1. Trustee Ownership. The Board believes that it is important to align the interests of the trustees with those of the shareholders. As a result, the Board expects each non-employee trustee to retain an aggregate number of common shares of WRIT at least equal to the aggregate number of such shares received by the trustee as annual share grants during the first five years following the later of: (a) the 2009 annual meeting of shareholders of WRIT or (b) the annual meeting of shareholders of WRIT at which the trustee was initially elected or, if earlier, the first annual meeting of shareholders following the initial appointment or election of the trustee. The Board will measure compliance with this ownership policy as of the end of each fiscal year. Any trustee who is prohibited by law or by applicable regulation of his or her employer from owning equity in WRIT shall be exempt from this ownership policy.

2. Executive Ownership. The Board also believes that it is important to align the interests of the executives with those of the shareholders. As a result, the Board expects each executive to retain an aggregate number of common shares of WRIT having a market value at least equal to a specified multiple of such executive’s annual base salary. The applicable multiples of base salary required to be held are as follows:

CEO: 3 times

Executive Vice President: 2 times

Senior Vice President/Managing Director: 1 time

The Board expects each executive to attain the level set forth above within five years after his or her date of employment with WRIT or February 18, 2015 (which is five years after the commencement of this policy on February 18, 2010), whichever is later. The aggregate number of shares required to be held by each executive in office on February 18, 2010, was determined based on the market value of common shares for the 60 trading days prior to such date. For executives hired or promoted in the future, the aggregate number of shares or additional shares required to be held by such executive will be determined based on the market value of common shares on the 60 trading days prior to the date of such hiring or promotion, as applicable. The Board has adopted additional terms and conditions for this policy, including an interim ownership requirement for executives during the transition period to the full requirements. The full terms and conditions of this policy are available on WRIT’s website at www.writ.com.